Exhibit 99.1

ONE LIBERTY PROPERTIES REPORTS

FIRST QUARTER 2026 RESULTS

– Approximately 84% of Base Rent to be Derived from Industrial Properties –

– Rental Income Increases 11.6% Year Over Year in First Quarter –

GREAT NECK, New York, May 6, 2026 — One Liberty Properties, Inc. (NYSE: OLP), a real estate investment trust focused on the ownership of industrial properties, today announced operating results for the quarter ended March 31, 2026.

“Our first quarter results reflect the success of One Liberty’s strategic transformation into an industrial-focused platform, with rental income growing 11.6% year over year and industrial properties now comprising 84% of our base rent,” stated Patrick J. Callan, Jr., President and Chief Executive Officer of One Liberty. “With strong occupancy of 98.8%, and the successful integration of recent acquisitions, we are well positioned to deliver continued value for our stockholders.”

First Quarter and Recent Highlights:

●	Net income of $0.28 per diluted share.

●	FFO[1] of $0.50 per diluted share and AFFO[1] of $0.48 per diluted share, as the Company realized the full benefit of acquisitions closed in 2025.

●	Portfolio occupancy of 98.8% as of quarter end.

●	Closed on 637,633 square feet of acquisitions comprising 10 industrial properties as previously announced.

●	Sold two non-core properties, one vacant, generating net proceeds of $9.8 million and a $3.9 million gain.

●	Subsequent to quarter end:

o	Closed on the sale of two non-core properties for approximately $9.0 million; and

o	Secured an agreement to sell a non-core retail property for approximately $17.5 million.

Key Drivers of First Quarter Results:

●	Rental income increased by $2.8 million year over year due primarily to the benefit of transaction activity.

●	Total operating expenses were $18.7 million compared to $15.7 million year over year – acquisition activity contributed significantly to increased depreciation and amortization and, to a lesser extent, increased real estate expenses.

●	Interest expense was up $1.5 million year over year due primarily to acquisition related borrowing activity.

[1]	A reconciliation of GAAP amounts to non-GAAP amounts (i.e., FFO and AFFO) is presented with the financial information included in this release.

●	The growth in FFO per share is due to the increase in rental income and, to a lesser extent, the benefit of lease termination fee income, that was subsequently replaced with new leases at higher rates. FFO growth was offset primarily from additional expenses related to the growth of the portfolio.

●	Diluted per share net income, FFO and AFFO were impacted negatively in the three months ended March 31, 2026 compared to the corresponding quarter in the prior year by an average increase of approximately 179,000 in the weighted average number of shares of common stock outstanding as a result of stock issuances in connection with the equity incentive and dividend reinvestment programs.

First Quarter Results	Three Months Ended
	March 31,
Key Metrics	2026	2025	% Change
(Amounts in thousands, Except Per Share Data)
Net income attributable to OLP	$6,237	$4,155	50%
Net income / share attributable to common stockholders – diluted	$0.28	$0.18	56%

FFO	$10,926	$9,573	14%
FFO / share – diluted	$0.50	$0.44	14%

AFFO	$10,521	$10,510	NM
AFFO / share – diluted	$0.48	$0.48	–

Balance Sheet:

At March 31, 2026, the Company had $20.4 million of cash and cash equivalents, total assets of $898.6 million, total debt of $561.5 million, and total OLP stockholders’ equity of $297.4 million.

At May 1, 2026, One Liberty’s available liquidity was $79.8 million, including $5.3 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $74.5 million available under its credit facility.

Transaction Activity:

In January 2026, as previously disclosed, the Company closed on the acquisition of a 637,633 square foot portfolio of ten well-located industrial properties. The properties are leased to six tenants, each of which has a global or national presence, and the two largest tenants are wholly owned subsidiaries of investment grade companies. The average in place rent is below market, providing attractive mark to market upside. The acquisition was financed with a $17 million mortgage on six properties, and approximately $30 million borrowed under OLP’s $100 million credit facility.

In March 2026, the Company sold a vacant retail property in Cary, North Carolina and a Havertys retail property in Newport News, Virginia for an aggregate sales price of $10.2 million, generating net proceeds of $9.8 million and a $3.9 million gain.

Subsequent Events:

The Company, in the second quarter of 2026, closed on the sale of two non-core properties in South Euclid, Ohio, and Champaign, Illinois, for an aggregate sales price of $9.0 million and anticipates that the sale will generate net proceeds of approximately $7.6 million and a net gain of approximately $3.4 million. During the three months ended March 31, 2026 and the year ended December 31, 2025, these properties contributed an aggregate of $253,000 and $917,000 of rental income net, $88,000 and $245,000 of depreciation and amortization expense, $73,000 and $537,000 of real estate expenses and $6,000 and $27,000 of mortgage interest expense, respectively.

The Company entered into a contract to sell a retail property located in El Paso, Texas, for $17.5 million. It is anticipated that the sale will close by the end of the second quarter 2026, and that the net proceeds and net gain therefrom will be approximately $8.7 million and $9.8 million, respectively. This property contributed $408,000 and $1.7 million of rental income net, $124,000 and $572,000 of depreciation and amortization expense, $54,000 and $333,000 of real estate expenses and $84,000 and $345,000 of mortgage interest expense during the three months ended March 31, 2026 and the year ended December 31, 2025, respectively.

Non-GAAP Financial Measures:

One Liberty computes funds from operations, or FFO, in accordance with the “White Paper on Funds From Operations” issued by the National Association of Real Estate Investment Trusts (“NAREIT”) and NAREIT’s related guidance. FFO is defined in the White Paper as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment write-downs of certain real estate assets and investments in entities where the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. In computing FFO, we do not add back to net income the amortization of costs in connection with our financing activities or depreciation of non-real estate assets.

One Liberty computes adjusted funds from operations, or AFFO, by adjusting from FFO for straight-line rent accruals and amortization of lease intangibles, deducting from income (i) additional rent from a ground lease tenant, (ii) income on settlement of litigation, (iii) income on insurance recoveries from casualties, (iv) lease termination and assignment fees, and adding back to income (i) amortization of restricted stock and restricted stock unit compensation expense, (ii) amortization of costs in connection with its financing activities (including its share of its unconsolidated joint ventures), (iii) debt prepayment costs, (iv) amortization of lease incentives and (v) mortgage intangible assets. Since the NAREIT White Paper does not provide guidelines for computing AFFO, the computation of AFFO varies from one REIT to another.

One Liberty believes that FFO and AFFO are useful and standard supplemental measures of the operating performance for equity REITs and are used frequently by securities analysts, investors and other interested parties in evaluating equity REITs, many of which present FFO and AFFO when reporting their operating results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization of real estate assets, which assumes that the value of real estate assets diminish predictability over time. In fact, real estate values have historically risen and fallen with market conditions. As a result, we believe that FFO and AFFO provide a performance measure that when compared year over year, should reflect the impact to operations from trends in occupancy rates, rental rates, operating costs, interest costs and other matters without the inclusion of depreciation and amortization, providing a perspective that may not be necessarily apparent from net income. Management also considers FFO and AFFO to be useful in evaluating potential property acquisitions.

FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. FFO and AFFO and should not be considered to be an alternative to net income as a reliable measure of One Liberty’s our operating performance; nor should FFO and AFFO be considered an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. FFO and AFFO do not measure whether cash flow is sufficient to fund all our cash needs, including principal amortization, capital improvements and distributions to stockholders. Management recognizes that there are limitations in the use of FFO and AFFO. In evaluating our performance, management is careful to examine GAAP measures such as net income and cash flows from operating, investing and financing activities.

Operating Measure:

Base Rent, or base rent, generally represents the cash base rent payable to OLP during the twelve months ending March 31, 2027 under leases in effect at April 1, 2026.  See OLP’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 for further information on the calculation of Base Rent.

Forward Looking Statement:

Certain information contained in this press release, together with other statements and information publicly disseminated by One Liberty Properties, Inc. is forward looking within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provision for forward looking statements contained in the Private Securities Litigation Reform Act of 1995 and include this statement for the purpose of complying with these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “could,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions or variations thereof. Information regarding important factors that could cause actual outcomes or other events to differ materially from any such forward-looking statements appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the reports filed with the Securities and Exchange Commission thereafter; in particular, the sections of such reports entitled “Cautionary Note Regarding Forward Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, included therein. In addition, estimates of rental income and base rent exclude any related variable rent and the adjustments required by GAAP to present rental income; anticipated property purchases, sales, financings and/or refinancings may not be completed during the period or on the terms indicated, or at all; estimates of net proceeds and gains from property sales and financings/refinancings are subject to adjustment, among other things, because actual closing costs (including the amounts, if any, required to pay-off mortgage debt on properties being sold) may differ from the estimated costs; anticipated rent increases, including those tied to filling of vacancies or as a result of market-to-market opportunities (i.e., renewing leased premises or leasing vacant premises at higher rental rates) may not be realized; and amounts presented in this press release and the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2026 may differ from one another due to rounding. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and which could materially affect the Company’s results of operations, financial condition, cash flows, performance or future achievements or events.

About One Liberty Properties:

One Liberty, organized in Maryland in 1982, is an industrial-focused real estate investment trust. The Company owns and operates a geographically diversified portfolio consisting primarily of industrial properties across the United States. Additional financial and descriptive information on One Liberty, its operations and its portfolio, is available on its website at: http://1liberty.com.  Interested parties are encouraged to review One Liberty’s Annual Report on Form 10-K and the other reports it files with the Securities and Exchange Commission for additional information.

Contact:

One Liberty Properties

Investor Relations

Phone: (516) 466-3100

www.1liberty.com

ONE LIBERTY PROPERTIES, INC.

CONDENSED BALANCE SHEETS

(Amounts in Thousands)

	(Unaudited)
	March 31,	December 31,
	2026	2025
ASSETS
Real estate investments, at cost	$1,015,527	$972,257
Accumulated depreciation	(196,903)	(194,663)
Real estate investments, net	818,624	777,594

Property held-for-sale	1,283	—
Cash and cash equivalents	20,444	14,434
Unbilled rent receivable	17,613	17,269
Unamortized intangible lease assets, net	28,110	25,501
Other assets	12,563	22,772
Total assets	$898,637	$857,570

LIABILITIES AND EQUITY
Liabilities:
Mortgages payable, net	$529,470	$517,342
Line of credit	32,000	—
Unamortized intangible lease liabilities, net	13,692	12,946
Other liabilities	25,916	27,485
Total liabilities	601,078	557,773

Total One Liberty Properties, Inc. stockholders’ equity	297,370	299,603
Non-controlling interests in consolidated joint ventures	189	194
Total equity	297,559	299,797
Total liabilities and equity	$898,637	$857,570

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenues:
Rental income, net	$26,963	$24,170
Lease termination fees	1,327	—
Total revenues	28,290	24,170

Operating expenses:
Depreciation and amortization	8,570	6,545
Real estate expenses	5,712	5,038
General and administrative	4,338	4,170
State tax expense (benefit)	64	(94)
Total operating expenses	18,684	15,659

Other operating income
Gain on sale of real estate, net	3,876	1,110
Operating income	13,482	9,621

Other income and expenses:
Other income	39	213
Interest:
Expense	(6,958)	(5,432)
Amortization and write-off of deferred financing costs	(323)	(233)

Net income	6,240	4,169
Net income attributable to non-controlling interests	(3)	(14)
Net income attributable to One Liberty Properties, Inc.	$6,237	$4,155

Net income per share attributable to common stockholders - diluted	$.28	$.18

Funds from operations - Note 1	$10,926	$9,573
Funds from operations per common share - diluted - Note 2	$.50	$.44

Adjusted funds from operations - Note 1	$10,521	$10,510
Adjusted funds from operations per common share - diluted - Note 2	$.48	$.48

Weighted average number of common shares outstanding:
Basic	21,054	20,820
Diluted	21,123	20,951

ONE LIBERTY PROPERTIES, INC. (NYSE: OLP)

(Amounts in Thousands, Except Per Share Data)

(Unaudited)

	Three Months Ended
	March 31,
Note 1:	2026	2025
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$6,237	$4,155
Add: depreciation and amortization of properties	8,342	6,334
Add: amortization of deferred leasing costs	228	211
Deduct: gain on sale of real estate, net	(3,876)	(1,110)
Adjustments for non-controlling interests and our share of unconsolidated joint ventures	(5)	(17)
NAREIT funds from operations applicable to common stock	10,926	9,573
Add: amortization of restricted stock and RSU compensation	1,267	1,346
Add: amortization and write-off of deferred financing costs	323	233
Add: amortization of mortgage intangible assets	34	34
Add: amortization of lease incentives	24	30
Deduct: lease termination fees	(1,327)	—
Deduct: straight-line rent accruals and amortization of lease intangibles	(708)	(654)
Deduct: other income and income on settlement of litigation	(18)	(27)
Adjustments for non-controlling interests and our share of unconsolidated joint ventures	—	(25)
Adjusted funds from operations applicable to common stock	$10,521	$10,510

Note 2:
NAREIT funds from operations is summarized in the following table:
GAAP net income attributable to One Liberty Properties, Inc.	$.28	$.18
Add: depreciation and amortization of properties	.39	.30
Add: amortization of deferred leasing costs	.01	.01
Deduct: gain on sale of real estate, net	(.18)	(.05)
Adjustments for non-controlling interests and our share of unconsolidated joint ventures	—	—
NAREIT funds from operations per share of common stock - diluted (a)	.50	.44
Add: amortization of restricted stock and RSU compensation	.06	.06
Add: amortization and write-off of deferred financing costs	.01	.01
Add: amortization of mortgage intangible assets	—	—
Add: amortization of lease incentives	—	—
Deduct: lease termination fees	(.06)	—
Deduct: straight-line rent accruals and amortization of lease intangibles	(.03)	(.03)
Deduct: other income and income on settlement of litigation	—	—
Adjustments for non-controlling interests and our share of unconsolidated joint ventures	—	—
Adjusted funds from operations per share of common stock - diluted (a)	$.48	$.48

(a)	The weighted average number of diluted common shares used to compute FFO and AFFO applicable to common stock includes unvested restricted shares that are excluded from the computation of diluted EPS.